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                                                                    Exhibit 23.3
                                                                    ------------

               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.



The Board of Directors of
Pure Resources, Inc.

As independent petroleum consultants, we hereby consent to the inclusion of the information included in this Form 10-K with respect to the net proved oil and gas reserves of Pure Resources, Inc. as of December 31, 2000, and the present value thereof, which information has been included in this Form 10-K. We hereby further consent to all references to our firm included in this Form 10-K and to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-48346, 333-37868 and 333-37870), the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-34970) and the Registration Statement on Form S-4 (No. 333-34970) of Pure Resources, Inc., of such reference to our name and such information with respect to the net proved oil and gas reserves of Pure Resources, Inc., and the present value thereof.

                                      NETHERLAND, SEWELL & ASSOCIATES, INC.



                                      By:  /s/  Frederic D. Sewell
                                           -------------------------------
                                      Name: Frederic D. Sewell
                                      Title: President

March 6, 2001